UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2014

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

The following is a summary of transactions by us since our previous disclosure on our Form 10-Q filed with the Securities and Exchange Commission on November 14, 2013 involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment; and (v) the securities were issued with restrictive legends.

The securities granted or sold under these agreements are unregistered and may only be resold or transferred if they later become registered or fall under an exemption to the Securities Act or applicable state laws. Our typical investor or grantee generally relies upon Rule 144 of the Securities Act, which, in addition to requiring several other conditions before resale may occur, requires that the securities issued be held for a minimum of six months.

On December 3, 2013, we granted an unrelated third-party, 641,026 shares of restricted common stock at a price of $0.039 per share in consideration for a reduction in accounts payable of $25,000.

On December 13, 2013, we granted an unrelated third-party a warrant to acquire 500,000 shares of our common stock in consideration for services. The warrant vests six (6) months following the completion of 62.5 hours of consulting at the rate of $400.00 per hour and has an exercise price of $0.05 per share, and an expiration date of December 31, 2014.

On December 16, 2013, we granted two different unrelated third-parties, 1,500,000 shares of restricted common stock each at a price of $0.05 per share in consideration for services in the amount of $150,000.

On December 19, 2013, we granted an unrelated third-party a warrant to acquire 250,000 shares of our common stock in consideration for services. The warrant vests immediately and has an exercise price of $0.05 per share, and an expiration date of December 19, 2014.

On December 19, 2013, we granted an unrelated third-party a warrant to acquire 750,000 shares of our common stock in consideration for services. The warrant vests immediately and has an exercise price of $0.05 per share, and an expiration date of December 19, 2014.

On December 23, 2013 we granted five employees and one outside consultant options to purchase an aggregate of 1,150,000 shares of our common stock at an exercise price of $0.05 per share as part of a year-end review for performance in 2013. The options vest on June 23, 2014 and expire five years after the date of issuance.

On December 30, 2013, we granted four unrelated third-parties an aggregate of 4,150,312 shares of restricted common stock at $0.05 per share as a reduction in accounts payable of $207,516.

On December 31, 2013, we granted a total of 7,000,000 shares of restricted common stock at $0.05 per share to five non- employee directors and two employees as an incentive and in consideration for services rendered. All shares vest on January 1, 2015 and are forfeitable before such time.

On various dates between January 6, 2014 and January 28, 2014, we granted an unrelated third-party a total of 574,463 shares of restricted common stock at $0.04 per share in consideration for services of $22,979.

On various dates between January 23, 2014 and February 4, 2014, we granted two unrelated third-parties, two consultants and an employee a total 5,860,000 shares of restricted common stock at $0.05 per share in consideration for services and reduction of payables of $293,000.

On January 30, we granted a consultant 250,000 shares of restricted common stock at a price of $0.05 per share in consideration for services rendered.

On various dates between November 15, 2013 and February 3, 2014, we entered into nine different Stock Sales Agreements with eight different unrelated third-parties to sell 19,193,319 shares of restricted common stock for an aggregate of $511,250.

We generally used the proceeds of the foregoing sales of securities for repayment of indebtedness, working capital and other general corporate purposes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
February 7, 2014	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer